AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 14, 2010
REGISTRATION STATEMENT NO. 333-37676
REGISTRATION STATEMENT NO. 333-63468
REGISTRATION STATEMENT NO. 333-73906
REGISTRATION STATEMENT NO. 333-84766
REGISTRATION STATEMENT NO. 333-105656
REGISTRATION STATEMENT NO. 333-108923
REGISTRATION STATEMENT NO. 333-125096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Post-Effective Amendment to Form S-2 Registration Statement No. 333-37676
Post-Effective Amendment to Form S-2 Registration Statement No. 333-63468
Post-Effective Amendment to Form S-2 Registration Statement No. 333-73906
Post-Effective Amendment to Form S-2 Registration Statement No. 333-84766
Post-Effective Amendment to Form S-2 Registration Statement No. 333-105656
Post-Effective Amendment to Form S-2 Registration Statement No. 333-108923
Post-Effective Amendment to Form S-2 Registration Statement No. 333-125096

ON
FORM S-1
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Protein Polymer Technologies, Inc.
 (Exact name of issuer as specified in its charter)

Delaware	3841	33-0311631
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No. )

11494 Sorrento Valley Road, San Diego, California 92121
 (Address of Principal Executive Offices)     (Zip Code)

James B. McCarthy
Interim Chief Executive Officer
Protein Polymer Technologies, Inc.
11494 Sorrento Valley Road
San Diego, California 92121
 (Name and address of agent for service)

(858) 558-6064
 (Telephone number, including area code, of agent for service)

Copies to:
Donald R. Reynolds, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919) 781-4000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE:   DEREGISTRATION OF SECURITIES

This Post-Effective Amendment on Form S-1 relates to the following Registration Statements on Form S-2 (collectively, the “Registration Statements”) of Protein Polymer Technologies, Inc. (the “Company”).

(1)
Registration Statement on Form S-2 (Registration No. 333-125096), which was initially filed with the SEC on May 20, 2005, and amended on June 6, 2005, pursuant to which the Company registered an aggregate of 40,350,025 shares of its common stock, par value $0.01 per share, including (A) 23,556,224 shares of common stock issued pursuant to our common stock financing in April 2005; (B) 11,778,108 shares of common stock issuable upon exercise of warrants issued in connection with our common stock financing; (C) 751,087 shares of common stock issuable upon exercise of warrants issued in connection with selling efforts in connection with our common stock financing; (D) 2,000,000 shares of common stock issuable upon the exercise of a warrant issued in April to our Chief Executive Officer; (E) 885,303 shares of common stock issuable upon the exercise of warrants issued in January 2005; (F) 524,000 shares of common stock issuable upon the exercise of warrants issued in July, August, September and December 2004 and January and February 2005 in connection with loans to us in the aggregate principal amount of $1,310,000; (G) 855,303 shares of common stock issuable upon the exercise of warrants issued in March 2004; and (H) an indeterminate number of additional shares as may be issued to the Selling Securityholders to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Registration Statement on Form S-2 (Registration No. 333-108923), which was filed with the SEC on September 18, 2003, pursuant to which the Company registered (A) an aggregate of 5,065,000 shares of its common stock, par value $0.01 per share, representing a maximum of 200,000 shares of common stock issuable upon the exercise of warrants issued in August 2002, 2,275,000 shares of common stock issuable upon the exercise of warrants issued in September 2002 and 2,590,000 shares of common stock issuable upon the exercise of warrants issued in June 2003; and (B) an indeterminate number of additional shares as may be issued to the Selling Securityholders to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of our warrants.

(3)
Registration Statement on Form S-2 (Registration No. 333-105656), which was initially filed with the SEC on May 29, 2003, pursuant to which the Company registered an aggregate of 8,586,079 shares of its common stock, par value $0.01 per share, representing a maximum of 5,918,181 shares of common stock issuable upon conversion of our Series I Convertible Preferred Stock, a maximum of 2,667,898 shares of common stock issuable upon exercise of warrants issued in connection with our Series I Convertible Preferred Stock, and an indeterminate number of additional shares as may be issued to the Selling Securityholders to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of our Series I Convertible Preferred Stock and warrants.

(4)
Registration Statement on Form S-2 (Registration No. 333-84766), which was filed with the SEC on March 22, 2002, pursuant to which the Company registered an aggregate of 3,964,060 shares of its common stock, par value $0.01 per share, representing an additional 4,060 shares of common stock issuable upon conversion of certain Series H Convertible Preferred Stock and upon exercise of warrants issued in connection with our Series H Convertible Preferred Stock, 3,960,000 shares of common stock issuable upon the exercise of warrants issued in February 2002, and an indeterminate number of additional shares as may be issued to the Selling Securityholders to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of our Series H Convertible Preferred Stock and warrants.

(5)
Registration Statement on Form S-2 (Registration No. 333-73906), which was filed with the SEC on November 21, 2001, pursuant to which the Company registered an aggregate of 1,924,756 shares of its common stock, par value $0.01 per share, representing a maximum of 1,620,206 shares of common stock issuable upon conversion of our Series H Convertible Preferred Stock, a maximum of 304,550 shares of common stock issuable upon exercise of warrants issued in connection with our Series H Convertible Preferred Stock, and an indeterminate number of additional shares as may be issued to the Selling Securityholders to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of our Series H Convertible Preferred Stock and warrants.

(6)
Registration Statement on Form S-2 (Registration No. 333-63468), which was initially filed with the SEC on June 20, 2001, pursuant to which the Company registered an aggregate of 2,492,000 shares of its common stock, par value $0.01 per share, issuable upon exercise of additional warrants issued in connection with the exercise and exchange of warrants issued in connection with our Series G Convertible Preferred Stock, and an indeterminate number of additional shares as may be issued to the Selling Securityholders to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of our Series G Convertible Preferred Stock and warrants.

(7)
Registration Statement on Form S-2 (Registration No. 333-37676), which was initially filed with the SEC on May 23, 2000, and amended on June 26, 2000 and July 6, 2000, pursuant to which the Company registered an aggregate of 12,640,000 shares of its common stock, par value $0.01 per share, representing (A) the maximum of 4,200,000 shares of common stock issuable upon conversion of our Series G Convertible Preferred Stock; (B) the maximum of 4,200,000 shares issued upon exercise of warrants issued in connection with our Series G Convertible Preferred Stock; (C) the maximum of 4,200,000 shares issuable upon exercise of warrants issued in connection with the exercise and exchange of warrants issued with our Series G Convertible Preferred Stock; (D) the maximum of 15,000 shares issuable upon exercise of warrants issued in connection with a $150,000 loan to us; (E) the maximum of 25,000 shares issuable upon exercise of warrants issued as compensation in relation to our private placement of Series G Convertible Preferred Stock; and (F) an indeterminate number of additional shares as may be issued to the Selling Securityholders to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of our Series G Convertible Preferred Stock and warrants.

Because the Company is no longer offering securities under these Registration Statements, it is filing this Post-Effective Amendment on Form S-1 to terminate the Registration Statements and to deregister, as of the date hereof, all of the securities that remain unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 13th day of April 2010.

PROTEIN POLYMER TECHNOLOGIES, INC.

By:	/s/ James B. McCarthy
James B. McCarthy,
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-1 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James B. McCarthy	Interim Chief Executive Officer (principal executive, financial and accounting officer) and Sole Director	April 13, 2010
James B. McCarthy